UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                              Washington D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

     Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

        Date of Report (Date of earliest event reported): March 17, 2006

                                  Nannaco, Inc.
             (Exact name of registrant as specified in its charter)

                                      Texas
                 (State or other jurisdiction of incorporation)

                                    000-50672
                            (Commission File Number)

                                   74-2891747
                        (IRS Employer Identification No.)

             4916 Point Fosdick Dr., Suite 102, Gig Harbor, WA 98335
               (Address of principal executive offices)(Zip Code)


       Registrant's telephone number, including area code: (253) 853-3632


         --------------------------------------------------------------
         (Former name or former address, if changed since last report.)



Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR
    230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR
    240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange
    Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange
    Act (17 CFR 240.13e-4(c))

                                    FORM 8-K
                                  Nannaco, Inc.


Section 1 - Registrant's Business and Operations

Item 1.01 Entry into a Material Definitive Agreement

      On March 17, 2006 Nannaco, Inc. ("Registrant") and GAK Acquisition, Inc. ("GAK"), entered into an agreement to merge a wholly owned subsidiary of Registrant with and into GAK and to rename Registrant "Oncology Med Corp.," (the "reverse merger"). The agreement provides that all of the shares of common stock of GAK issued and outstanding at the time the merger becomes effective under applicable state law (the "Effective Time"), will be converted into common stock of Registrant such that the current holders of GAK common stock will hold 95% of all shares of Registrant's common stock outstanding immediately after the closing of this merger transaction.

The closing of the agreement is conditioned upon the simultaneous closing of a stock purchase agreement ("Stock Purchase"), promissory note agreement, employment agreement, security pledge agreement non-compete agreement and the shareholders agreement between GAK and Comprehensive Physics & Regulatory Services, Ltd., pursuant to which the Company shall purchase a 70% interest in Comprehensive Physics & Regulatory Services, Ltd. ("CPRS") and simultaneously assign such right of purchase to Registrant in exchange for the shareholders of the Company receiving shares of Registrant representing 95% of the issued and outstanding stock of Registrant, and upon the receipt of financing of not less than six hundred thousand dollars ($600,000.00), of which three hundred fifty thousand dollars shall ($350,000.00) be allocated to meet the initial payment of the Stock Purchase, and upon the recapitalization of the Registrant Company's common stock such that the issued and outstanding common stock will be reverse-split to a number of issued and outstanding common stock as determined by the board of directors to be in the best interest of the Registrant.

Additionally, the merger agreement may be terminated at any time prior to the Effective Time by either party for breach of any of the representations and warranties or covenants of Registrant if such breach is not cured within thirty days of written notice and upon completion of due diligence should the parties fail to resolve existing liabilities to the satisfaction of the parties.

Item 1.02 Termination of a Material Definitive Agreement

Based on the due diligence assessments subsequent to the merger agreement between Registrant and Amenni, Inc. ("Amenni"), dated July 21, 2005, as amended October 7, 2005, effective August 19, 2005 (the "Amenni Agreement"), the Registrant and Amenni mutually agreed to terminate the Amenni Agreement, effective March 21, 2006.

The Amenni Agreement provided that holders of Amenni common stock would have received 97% of shares of Registrant's common stock. The agreement could be terminated at any time prior to the issuance of common stock to the shareholders of Amenni by written agreement or by either party for the other party's breach of any of the representations and warranties or covenants of the Amenni Agreement if not cured within thirty days of written notice, and by either party upon completion of due diligence.


EXHIBIT NUMBER    DESCRIPTION                     LOCATION

    2.4           Agreement and Plan of Merger    Filed Herewith





                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                  NANNACO, INC.
                                  (Registrant)



Date :


/s/ Steve Careaga
-------------------------------
Steve Careaga, Chief Executive Officer